EXHIBIT 11
                          COMPAQ COMPUTER CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



Year ended December 31,
In millions, except per share amounts               1993       1992       1991
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Primary earnings per share:-

Shares used in computing earnings per share:
  Weighted average number of shares outstanding     82.0       84.6       87.0
  Incremental shares attributed
    to outstanding options                           2.7        1.5        2.0
  Weighted average number of shares repurchased                (3.5)      (0.9)
                                                 ------------------------------
                                                    84.7       82.6       88.1
                                                 ==============================
Earnings:
  Net income                                     $   462    $   213    $   131
                                                 ==============================

Earnings per common and common equivalent share  $  5.45    $  2.58    $  1.49
                                                 ==============================

Earnings per share - assuming full dilution:-

Shares used in computing earnings per share:
  Weighted average number of shares outstanding     82.0       84.6       87.0
  Incremental shares attributed to
    outstanding options                              4.3        3.6        2.0
  Weighted average number of shares repurchased                (3.5)      (0.9)
                                                 ------------------------------
                                                    86.3       84.7       88.1
                                                 ==============================

Earnings:
  Net income                                     $   462    $   213    $   131
                                                 ==============================

Earnings per common and common equivalent share  $  5.35    $  2.52    $  1.49
                                                 ==============================